                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]      Preliminary Proxy Statement            [_] Confidential, For Use of the
[X]      Definitive Proxy Statement                 Commission Only (as
[_]      Definitive Additional Materials            permitted by Rule 14a-6(e)
[_]      Soliciting Material Under Rule 14a-12      (2))


                                 ENVIROGEN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)      Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
(5)      Total fee paid:

         -----------------------------------------------------------------------
[_]      Fee paid previously with preliminary materials.

         -----------------------------------------------------------------------
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)      Amount previously paid:

         -----------------------------------------------------------------------
(2)      Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
(3)      Filing Party:

         -----------------------------------------------------------------------
(4)      Date Filed:

         -----------------------------------------------------------------------

                                 ENVIROGEN, INC.
                             4100 QUAKERBRIDGE ROAD
                         LAWRENCEVILLE, NEW JERSEY 08648

                                  ____________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME                      10:00 a.m. on Thursday, May 23, 2002

PLACE                     Envirogen, Inc.
                          4100 Quakerbridge Road
                          Lawrenceville, New Jersey 08648

ITEMS OF BUSINESS         1. To elect five directors to hold office as specified
                             in the proxy statement.

                          2. To appoint Ernst & Young LLP to serve as the
                             independent public auditors for the Company for the current fiscal year.

                          3. To amend the Envirogen, Inc. 2000 Incentive Stock
                             Option and Non-Qualified Stock Option Plan to increase aggregate maximum number of shares of Common Stock for which options may be issued under the Plan from 350,000 to 700,000.

                          4. To act upon any other matters properly coming
                             before the meeting or any adjournment or postponement thereof.

RECORD DATE               The close of business on April 5, 2002 has been fixed
                          as the record date for the meeting. All stockholders of record at that time are entitled to notice of, and all such holders of Common Stock are entitled to vote at, the meeting and any adjournment or postponement thereof.

ANNUAL REPORT             The 2001 Annual Report of Envirogen, Inc. is being
                          mailed simultaneously herewith. The Annual Report is not to be considered part of the proxy solicitation materials.

IMPORTANT                 In order to avoid additional soliciting expense to the
                          Company, please MARK, SIGN, DATE and MAIL your proxy
                          PROMPTLY in the return envelope provided, even if you plan to attend the meeting. If you attend the meeting and wish to vote your shares in person, arrangements will be made for you to do so.


                                             By order of the Board of Directors,

                                             /s/ Morgan R. Jones

Lawrenceville, New Jersey                    Morgan R. Jones
April 8, 2002                                Secretary

                                 ENVIROGEN, INC.
                             4100 QUAKERBRIDGE ROAD
                         LAWRENCEVILLE, NEW JERSEY 08648
                            ________________________

                                 PROXY STATEMENT
                            _________________________

     This proxy statement, which is being sent to stockholders on or about April 15, 2002, is furnished in connection with the solicitation of proxies by the Board of Directors of Envirogen, Inc. (the "Company") for use at the forthcoming Annual Meeting of Stockholders to be held on Thursday, May 23, 2002, and at any adjournment or postponement thereof.

     The close of business on April 5, 2002 has been fixed as the record date for the meeting (the "Record Date"). All stockholders at that time are entitled to notice of, and all holders of record of the Company's Common Stock are entitled to vote at, the meeting and any adjournment or postponement thereof. On the Record Date, there were 4,005,608 outstanding shares of Common Stock, which constituted the only outstanding securities of the Company entitled to vote.

VOTING AND REVOCABILITY OF PROXIES

     Each record holder of Common Stock will be entitled to one vote per share. Directors are to be elected by a plurality of the votes of the shares present, in person or by proxy, at the meeting and entitled to vote. Cumulative voting in the election of directors is not permitted. Approval of Proposal 2 and approval of Proposal 3 each requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, at the meeting and entitled to vote. If a proxy is marked as "Withhold Authority" or "Abstain" on any matter, or if specific instructions are given that no vote be cast on any specific matter (a "Specified Non-Vote"), the shares represented by such proxy will not be voted on such matter. Abstentions will be included within the number of shares present at the meeting and entitled to vote for purposes of determining whether such matter has been authorized, but nominee and other Specified Non-Votes will not be so included.

     Shares may be voted at the meeting in person or by proxy. All valid proxies received prior to the meeting will be voted. Unless marked to the contrary, such proxies will be voted "FOR" the election of all directors, "FOR" the appointment of Ernst & Young LLP as the Company's independent public auditors for 2002, and "FOR" the amendment to the 2000 Stock Option Plan. If any other business is brought before the meeting, the proxies will be voted, to the extent permitted by the rules of the Securities and Exchange Commission (the "Commission"), in accordance with the judgment of the persons voting the proxies. A stockholder who has given a proxy may revoke it at any time prior to such proxy being voted at the meeting by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the meeting and giving notice of such revocation. Attendance at the meeting does not by itself constitute revocation of a proxy.

     All expenses of this solicitation, including the cost of preparing and mailing this proxy statement, will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, telephone, telegram, or otherwise. Arrangements also may be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation material to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

                        PROPOSAL 1. ELECTION OF DIRECTORS

     The Board of Directors has nominated five persons for election as directors whose terms will expire at the 2003 Annual Meeting of Stockholders, or when their successors are elected and qualified. The proxies may not be voted for a greater number of persons than the following nominees: William R. Cook, Dr. Robert W. Dunlap, Robert S. Hillas, Robert F. Johnston and Peter J. Neff, each of whom is currently a director of the Company.

     There are currently two vacancies on the Board of Directors because (1) William C. Smith is not standing for reelection and (2) Warburg, Pincus Ventures, L. P. has waived its rights to designate one nominee to the Board of Directors with respect to the election of its nominee at this year's Annual Meeting of Stockholders.

     If any nominee should be unable to serve as a director, an event not now anticipated, it is intended that the shares represented by proxies will be voted for election of such substitute as the Board of Directors may nominate. Set forth below is certain information with respect to the persons nominated as directors of the Company.

     William R. Cook has been a director of the Company since December 2000 and serves on the Audit Committee. Since August 1999, Mr. Cook has been President and Chief Executive Officer of Severn Trent Services, a water and wastewater utility company, and serves on its Board of Directors. From 1993 to 1998, Mr. Cook served as Chairman, President and Chief Executive Officer of BetzDearborn, Inc., a global manufacturer and supplier of specialty chemicals for the treatment of water, wastewater and process systems. He is also a director of Quaker Chemical Company, and Teleflex, Inc. Mr. Cook is 58 years old.

     Dr. Robert W. Dunlap has been a director of the Company since May 2001 and serves on the Audit Committee. Dr. Dunlap was employed by ThermoRetec Corporation, an environmental services firm, from December 1995 until March 2001, serving as vice president until April 1998 and as President and Chief Executive Officer until March 2001. Dr. Dunlap was the President and Chief Executive Officer of Remediation Technologies, Inc. from 1985 until 1998. Remediation Technologies, Inc. became a subsidiary of ThermoRetec Corporation in December 1995. Dr. Dunlap serves on the Board of Trustees of Carnegie Mellon University, and is a liaison to the World Business Council for Sustainable Development. Dr. Dunlap is also a director of several privately held companies. Dr. Dunlap is 64 years old.

     Robert S. Hillas has been a director of the Company since April 1997 and has served as President, Chief Executive Officer and Chairman of the Board of the Company since April 1998. Mr. Hillas served as a Managing Director and a member of E.M. Warburg, Pincus & Co., L.L.C., a specialized investment firm, and its predecessors from 1993 until April 1998. He is also a director of ATMI, Inc. Mr. Hillas is 53 years old.

     Robert F. Johnston is a founder of the Company, has been a director since its incorporation in June 1988 and serves on the the Executive Compensation and Stock Option Committee. Mr. Johnston served as Chairman of the Board from March 1992 to March 1994. Since 1967, Mr. Johnston has been President of Johnston Associates, Inc., a mergers, acquisitions and venture capital firm located in Princeton, New Jersey. Mr. Johnston is also a director of several privately held companies. Mr. Johnston is 65 years old.

     Peter J. Neff has been a director of the Company since July 1996 and serves on the Audit Committee and on the Executive Compensation and Stock Option Committee. Mr. Neff is an international business management consultant. He was Chairman and Chief Executive Officer of Genovo, Inc., a gene therapy company, from January 1997 until December 1997. Mr. Neff was employed by Rhone-Poulenc Inc., a specialty chemical company, from June 1987 to December 1996, where he served as President and Chief Operating Officer until 1991 and as Chief Executive Officer until December 1996. Prior to joining Rhone-Poulenc, Mr. Neff was President and Chief Executive Officer of St. Joe Minerals Corporation, a subsidiary of Fluor Corporation. He is also a director of Homestake Mining Co., UST, Inc., the Chemical Manufacturers Association and the French-American Chamber of Commerce and serves on the Board of Trustees of Rider University. Mr. Neff is 63 years old.

Information Concerning Meetings and Certain Committees

     The Board of Directors held five meetings during 2001. The Company has a standing Audit Committee and an Executive Compensation and Stock Option Committee of its Board of Directors.

     The Audit Committee makes recommendations to the Board of Directors concerning the engagement, retention and discharge of independent auditors, reviews with the Company's independent auditors the plans and results of the auditing engagement, the Company's financial statements and the adequacy of the Company's system of internal accounting controls, and directs any investigations into matters within the scope of the foregoing duties. During 2001, the Audit Committee met six times. William R. Cook and Peter J. Neff served on the Committee for the entire year. Robert F. Johnston served from January 1, 2001 until May 17, 2001 and Dr. Robert W. Dunlap served from May 17, 2001 through December 31, 2001. The Committee members are all non-employee directors.

     The Executive Compensation and Stock Option Committee makes recommendations to the Board of Directors concerning the remuneration arrangements for senior management and the adoption, extension, amendment and termination of compensation plans in which senior management and other employees may participate. It also exercises administrative power pursuant to certain of those plans, including the Company's 2000 Incentive Stock Option and Non-Qualified Stock Option Plan. The Executive Compensation and Stock Option Committee held two formal meetings during 2001. Robert F. Johnston and Peter J. Neff served on the Committee for the entire year. Robert F. Hendrickson served from January 1, 2001 until he retired from the Board on May 17, 2001 and William R. Cook served from May 17, 2001 through December 31, 2001. The Committee members are all non-employee directors.

     During 2001, all incumbent directors attended in person or by conference telephone at least 75% of the total number of meetings of the Board of Directors and committees of the Board on which they served during their incumbency.

Compensation of Directors

     Non-employee directors (the "Non-Employee Directors") currently receive a $2,000 quarterly retainer and an additional $1,000 for each Board of Directors meeting attended in person and are eligible for stock option grants pursuant to the Company's 1993 Directors' Non-Qualified Stock Option Plan (the "1993 Plan"). Each director is paid an additional $500 for each meeting of a Board Committee attended in person or by conference call whether or not such committee meeting is held on the same day as a Board Meeting. Directors are also reimbursed for out-of-pocket expenses for attendance at meetings. Pursuant to the Deferred Fee Plan for Non-Employee Directors approved by the Company's stockholders, the quarterly retainer and meeting fees were deferred and credited to stock accounts, established at the time of each deferral, equivalent to shares of the Company's Common Stock, at prices contemporaneous with each deferral date.

     Under the 1993 Plan, upon the initial election of each Non-Employee Director, he will automatically be granted an option to purchase 2,500 shares of Common Stock, and an option to purchase an additional 834 shares of Common Stock shall be granted on June 1 of each year to each Non-Employee Director elected at subsequent Annual Meetings of Stockholders, except that the Chairman of the Board (if he is a Non-Employee Director) shall be granted an option to purchase 1,250 shares instead of 834 shares of Common Stock. The option to purchase 2,500 shares vests over five years, and the option to purchase 834 shares vests on the first anniversary of grant. Non-Employee Directors who are not initially elected at an Annual Meeting of Stockholders will receive (i) an option to purchase 2,500 shares of Common Stock and (ii) an option to purchase a pro rata portion of 834 shares (or 1,250 shares with respect to the Chairman of the Board, if he is a Non-Employee Director) of Common Stock based on the number of full months remaining from the date of election until the next Annual Meeting of Stockholders, divided by twelve. Any fractional shares resulting from such calculation shall be rounded up to the nearest whole number. To date, Dr. Dunlap, Messrs. Cook, Neff, Johnston and Hillas (previous to his employment by the Company) have received stock options pursuant to the 1993 Plan.

               PROPOSAL 2. RATIFICATION OF APPOINTMENT OF AUDITORS

     The firm of Ernst & Young LLP served as the Company's independent public auditors for 2001.

     The Company's stockholders will be asked to ratify the appointment of Ernst & Young LLP at the meeting. The ratification of independent public auditors by the stockholders is not required by law or the Company's By-laws. Traditionally, the Company has submitted this matter to the stockholders and believes that it is good practice to continue to do so. A majority of the votes cast in favor of the ratification of Ernst & Young LLP is necessary to approve this matter. If a majority of the votes cast on this matter is not cast in favor of the ratification of Ernst & Young LLP, the Company will appoint other independent public auditors as soon as practicable and before the close of the 2002 year.

     A representative of Ernst & Young LLP is expected to be present at the meeting and will be available to respond to appropriate questions. The Ernst & Young LLP representative will also have the opportunity to make a statement if he or she desires to do so. Fees for the audit services in 2001 were approximately $89,340. Ernst & Young LLP did not provide any other services to the Company during 2001.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC AUDITORS FOR 2002.

    PROPOSAL 3. APPROVAL OF AMENDMENT TO THE 2000 INCENTIVE STOCK OPTION AND
                         NON-QUALIFIED STOCK OPTION PLAN

     The Company's Board of Directors and stockholders approved the Envirogen, Inc. 2000 Incentive Stock Option and Non-Qualified Stock Option Plan in May 2000 (the "Plan"). In February 2002, the Company's Board of Directors amended the Plan, subject to stockholder approval, to increase the aggregate maximum number of shares which may be issued under the Plan from 350,000 to 700,000. Approval of the amendments to the Plan requires the affirmative vote of the holders of at least a majority of the shares present, in person or by proxy, at the meeting and entitled to vote.

     Options granted under the plan may be designated as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or may be designated as options not intended to be ISOs ("non-qualified stock options").

     The text of the Plan as proposed to be amended is attached as Appendix A to
                                                                   ----------
this Proxy Statement. The following description of the Plan is intended merely as a summary of its principal features and assumes that this Proposal 3 has been approved by the Company's Stockholders and is qualified in its entirety by reference to the Plan.

     1. Stock. Options may be granted under the Plan to purchase up to a maximum of seven hundred thousand (700,000) shares of the Company's Common Stock, provided, however that no Optionee may be granted options in one calendar year with respect to more than one third of the total number of shares of the Company's Common Stock reserved for issuance pursuant to the Plan. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shared required for this purpose, from time to time, if it deems such purchase to be advisable.

     If any option granted under the Plan expires or otherwise terminates for any reason without having been exercised, the shares subject to the unexercised portion of such option shall continue to be available for the granting of options under the Plan as fully as if such shares had never been subject to an option.

     2. Administration. The Plan is administered by the Company's Executive Compensation and Stock Option Committee (the "Committee"), the members of which are designated by the Board of Directors. The Committee shall have full power and authority to administer the Plan, including the power to (a) promulgate forms to be used with respect to the Plan, (b) promulgate rules of administration, (c) settle any disputes as to rights or benefits arising from the Plan, (d) interpret and construe the terms of the Plan, including, but not limited to, determining entitlement to benefits and the amount of such benefits, and (e) make such decisions or take such action as the Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan.

     3. Eligibility. Key Employees of the Company and/or a Related Corporation or who are otherwise associated with the Company are eligible to receive ISOs under the Plan. Non-qualified stock options may be granted to all Optionees.

     4. Term of Plan. No option may be granted under the Plan after February 28, 2010, although options outstanding on February 28, 2010 may extend beyond that date.

     5. Term of Options. Subject to earlier termination, the term of each option shall be not more than ten years (five years in the case of ISOs granted to more than ten percent (10%) stockholders) from the date of grant.

     6. Price. The option price shall be determined and fixed by the Committee in its discretion but, in the case of an ISO, shall not be less than the higher of one hundred percent (100%) (one hundred ten percent (110%) in the case of more than ten percent (10%) stockholders) of the fair market value of the optioned shares of Common Stock, or the par value thereof, on the date the ISO is granted and, in the case of a non-qualified stock option, shall not be less than the higher of seventy-five percent (75%) of the fair market value of the optioned shares of Common Stock, or the par value thereof, on the date the non-qualified stock option is granted.

     7. Payment. An Optionee may, in the discretion of the Committee, pay for shares covered by his or her option (i) in cash or its equivalent, (ii) in shares of the Company's Common Stock previously acquired by the Optionee (subject to certain holding period requirements), (iii) through a combination of
(i) and (ii) above, or (iv) by delivering a properly executed notice of exercise of the option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the option.

     8. Option Document; Restriction on Transferability. All options will be evidence by a written option document containing provisions consistent with the Plan and such other provisions as the Committee deems appropriate. No option granted under the Plan may be assigned or transferred, except by will or the laws of descent and distribution. If the Optionee is married at the time of exercise and if the Optionee requests at the time of exercise, the certificate will be registered in the name of the Optionee and his or her spouse, jointly, with right of survivorship.

     9. Change of Control Provisions. Notwithstanding any other provision of the Plan, all outstanding options will become immediately exercisable in the case of a merger, consolidation, or other business combination involving the sale or transfer of all (or substantially all) of the assets of the Company, or other business combination involving the sale or transfer of all (or substantially all) of the capital stock of the Company in which the Company is not the surviving entity, or, if it is the surviving entity, either (a) does not survive as an operating ongoing concern in substantially the same line of business, or (b) is controlled by persons or entities previously unaffiliated with the Company.

     10. Amendments to Options and the Plan; Discontinuance of the Plan. Subject to the provisions of the Plan, the Committee may not amend an option document without an Optionee's consent if the amendment is unfavorable to the Optionee. The Board of Directors may suspend or discontinue the Plan or amend it in any respect whatsoever, except that, without the approval of the holders of at least a majority of the shares of the Company present, in person or by proxy, and entitled to vote at a duty called meeting, no such action may be taken to (a) with respect to ISOs, change the class of employees eligible to participate in the Plan, increase the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan (except as permitted under the plan with respect to capital adjustments), or extend the duration of the Plan, or (b) enact any amendment which would require shareholder approval pursuant to Treasury Regulation ss.1.162-27(e)(4)(vi) (e.g., an amendment to change the maximum number of shares for which grants may be made to any employee). Compliance with Treasury Regulations ss.1.162-27 is desirable so that compensation recognized upon the exercise of non-qualified stock options granted under the Plan may be excepted from the compensation deduction limitation of
Section 162(m) of the Code.

     11. Tax Aspects of the Plan. Based on the advice of counsel, the Company believes that, under present federal tax laws and regulations, the federal income tax consequences to the Company and to the Optionees receiving ISOs and non-qualified stock options pursuant to the Plan will be as follows:

     If an option is treated as an ISO, the Optionee will recognize no income upon grant or exercise of the option except that at the time of exercise the excess of the then fair market value of the Common Stock over the exercise price will be a preference item for the alternative minimum tax. Upon an Optionee's sale of his or her shares of Common Stock prior to the expiration of the above holding periods, the Optionee generally will recognize ordinary income in an amount measured as the difference between the exercise price and the lower of the market value of the Common Stock at the exercise date or the sale price of the Common Stock. Any gain or loss recognized on such a disposition of the Common Stock in excess of the amount treated as ordinary income will be characterized as capital gain or loss. The Company will be allowed a business expense deduction to the extent the Optionee recognizes ordinary income, subject to Sections 83, 162(m) and 280G of the Code.

     An Optionee will not recognize any taxable income at the time of the Optionee is granted a non-qualified stock option. However, upon exercise of the option, the Optionee will recognize ordinary income for federal tax purposes in an amount generally measured as the excess of the then fair market value of the Common Stock over the exercise price, and the Company will be entitled to a deduction at the time of exercise, subject to Sections 83, 162(m) and 280G of the Code. Upon an Optionee's sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the Common Stock has been held for more than one year.

     Different rules for measuring ordinary income may apply if the Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended.

     Section 162(m) of the Code limits the extent to which the remuneration paid to the Chief Executive Officer and the four highest compensated executives (other than the Chief Executive Officer) (collectively, the "Covered Employees") is deductible by a corporation when the annual remuneration for any of these officers exceeds $1,000,000 in a calendar year. Remuneration for purposes of
Section 162(m) includes cash compensation and noncash benefits paid for services (including, with respect to non-qualified stock options, the difference between the exercise price and the market value of the stock at the time of exercise), subject to certain exclusions.

     The foregoing does not purport to be a complete summary of the effect of federal income taxation upon holders of options or upon the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an Optionee may reside.

     12. Registration Statement on Form S-8. If the amendment is approved by the stockholders of the Company, the Company intends to file with the Commission a Registration Statement on Form S-8 relating to the amendment to the Plan to register the issuance and sale by the Company of the shares of Common Stock that may be issued upon exercise of options granted pursuant to the Plan.

                         _______________________________

     As of March 31, 2002, no options to purchase shares of Common Stock have been exercised under the 2000 Plan. Options to purchase an aggregate of 271,250 shares of Common Stock were outstanding under the 2000 Plan, leaving approximately 78,750 shares available for issuance under the 2000 Plan (or 428,750 shares if and when this Proposal is approved by the stockholders). As of March 31, 2002, options for 40,323 shares of Common Stock were exercised and options to purchase an aggregate of 445,367 shares of Common Stock were outstanding under the Company's 1990 Plan. The 1990 Plan terminated in March 2000. No additional options may be granted under the 1990 Plan. The proposed amendment would authorize a new reserve of shares available for the issuance of stock options so that the Company's policy of providing equity incentives can continue for the remaining years of the Plan. It is not presently determinable who will receive future options under the Plan since stock option awards are granted by the Committee in its discretion from time to time. It is anticipated that most or all of the authorized options will be granted prior to the expiration of the 2000 Plan in February 2010.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE PROPOSAL TO AMEND THE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK FOR WHICH OPTIONS MAY BE ISSUED UNDER THE PLAN FROM 350,000 to 700,000.

                            PROPOSAL 4. OTHER MATTERS


     The Board of Directors knows of no matters to be presented for action at the meeting other than those set forth in the attached notice and customary procedural matters. However, if any other matters should properly come before the meeting or any adjournments or postponements thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules of the Commission, in accordance with the judgment of the persons voting such proxies.

                             ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's outstanding shares of Common Stock and certain other holders of such shares (collectively, "Covered Persons"), to file with the Commission and The Nasdaq Stock Market, within specified time periods, initial reports of ownership, and subsequent reports of changes in ownership, of Common Stock and other equity securities of the Company.

     Based solely upon the Company's review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to the Company's knowledge, all of the Section 16(a) filings required to be made by the Covered Persons with respect to 2001 were made on a timely basis.

Executive Compensation

     The following table sets forth certain information, for the Company's last three fiscal years, concerning the annual and long-term compensation paid to each individual serving as the Company's Chief Executive Officer during 2001 and each of the Company's four highest paid executive officers whose total annual salary and bonus during 2001 exceeded $100,000 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                                     Long-Term
                                                                                      Awards
                                                                                    ----------
                                               Annual Compensation/(1)/             Securities
                                      ---------------------------------------
      Name and                                                                      Underlying      All Other
  Principal Position                    Year         Salary          Bonus            Options    Compensation/(2)/
------------------------------------------------------------------------------------------------------------------
  Robert S. Hillas                      2001        $279,017        $ 10,000          25,000        $  5,580
      President, Chief Executive        2000        $267,030        $     --          25,000        $  3,400
      Officer and Chairman of           1999        $254,910        $  3,000          25,000        $  1,569
      the Board

  David N. Enegess                      2001        $156,474        $  4,000           7,500        $  3,130
      Vice President National           2000        $151,457        $     --          15,000        $  3,029
      Group                             1999        $144,946        $  2,000              --        $  2,949

  Mark J. Maten                         2001        $149,397        $  3,000          12,000        $  2,988
      Vice President, Finance and       2000        $139,489        $  3,000          12,000        $  2,790
      Chief Financial Officer           1999        $132,946        $  1,000              --        $  2,699

  Stewart H. Abrams                     2001        $119,581        $  5,000           2,000        $  2,392
      Vice President                    2000        $107,847        $  3,100           7,000        $  2,157
      Eastern Opeations                 1999        $ 95,932        $  2,800           2,000        $  1,964

  Richard W. Schowengerdt               2001        $106,755        $     --          12,000        $  2,075
      Vice President                    2000        $147,043        $  2,900          13,000        $  2,722
      Wisconsin Operations              1999        $141,907        $  2,000              --        $  2,549

_____________
  (1) The costs of certain perquisites and other personal benefits are not included because they did not exceed, in the case of each Named Officer, the lesser of $50,000 or 10% of the total annual salary and bonus indicated in the above table.
  (2) This column consists of the Company's matching contributions to the Envirogen, Inc. 401(k) Plan.

     The following tables set forth certain information concerning stock options granted to the Named Officers during 2001 and unexercised options held by them at December 31, 2001. No options were exercised by the Named Officers during 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                        Individual
                         ---------------------------------------------------------------------------------------------------------
                               Number of
                              Securities           % of Total Options         Exercise
                              Underlying          Granted to Employees          Price       Expiration         Grant Date
Name                      Options Granted/(1)/     in Fiscal Year/(2)/        Per Share        Date         Present Value/(3)/

----------------------------------------------------------------------------------------------------------------------------------
Robert S. Hillas                25,000                  20.2%                   $ 1.13        01/03/11           $21,500

David N. Enegess                 7,500                   6.1%                   $ 1.13        01/03/11           $ 6,450

Mark J. Maten                   12,000                   9.7%                   $ 1.13        01/03/11           $10,320

Stewart H. Abrams                2,000                   1.6%                   $ 1.13        01/03/11           $ 1,720

Richard W. Schowengerdt         12,000                   9.7%                   $ 1.13        01/03/11           $10,320

________________
(1) Such options were granted under the 2000 Plan at an exercise price equal to or greater than the fair market value of the Company's Common Stock on the date of grant. Such options are non-transferable and are exercisable in equal installments over a five-year period commencing with the date of grant; provided, however, that such options are immediately exercisable in the case of certain business combinations involving the Company.
(2) The Company granted options to employees to purchase a total of 123,670 shares of Common Stock during 2001.
(3) The grant date present value was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate of 5.09%; dividend yield of 0%; expected life of
     6.5 years; and expected volatility of 83.8%.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES/(1)/

                                Number of Securities Underlying Unexercised          Value of Unexercised In-the-Money
                                       Options at Fiscal Year-End                      Options at Fiscal Year-End/(2)/
                                -------------------------------------------        ------------------------------------
     Name                       Exercisable           Unexercisable                Exercisable      Unexercisable

-----------------------------------------------------------------------------------------------------------------------
Robert S. Hillas                    67,835               93,883                         --               $2,000

David N. Enegess                    13,982               26,820                         --               $  600

Mark J. Maten                       12,401               28,266                         --               $  960

Stewart H. Abrams                    5,597               11,064                         --               $  160

Richard W. Schowengerdt              4,700               23,800                         --               $  960

________________________
(1)  No options were exercised by the Named Officers in 2001.
(2) In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of the Company's Common Stock on December 31, 2001 was $1.21 per share.

           EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The following report of the Executive Compensation and Stock Option Committee is required by the rules of the Commission to be included in this Proxy Statement and addresses the Company's executive compensation policies for the year ended December 31, 2001. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

     General. The Company's compensation policies for executives are intended to further the interests of the Company and its stockholders by encouraging growth of its business through securing, retaining and motivating management employees of high caliber who possess the skills necessary for the development and growth of the Company. The Committee is mindful of the need to align the interests of management with the interests of the Company's stockholders. The establishment of the Company's stock option plans was designed to permit the Company to attract and retain talented managers and motivate such managers to enhance profitability and stockholder returns. The Committee believes that the utilization of stock option plans serves the interests of the stockholders, especially by permitting the Company to preserve cash for operational purposes.

     The Company's compensation package consists of three major components: base compensation, performance bonuses and stock options. Together these elements comprise total compensation value. The total compensation paid to the Company's executive officers is influenced significantly by the need to attract management employees with a high level of expertise and to motivate and retain key executives for the long-term success of the Company and its stockholders.

     Base Compensation. The Committee establishes annual base salary levels for executives based on competitive data, level of experience, position, responsibility, and individual and Company performance. The Company has sought to align base compensation levels comparable to its competitors and other companies in similar stages of development.

     Performance Bonuses. The Company supplements base compensation with awards of performance bonuses in the form of cash and stock options. In establishing bonuses for the fiscal year ended December 31, 2001, the Committee determined that it was in the Company's best interest to award a combination of cash bonuses and stock options.

     Stock Options. The Company grants stock options to its executive management under its stock option plans. Option grants are intended to bring the total compensation to a level that the Company believes is competitive with amounts paid by the Company's competitors and which will offer significant returns if the Company is successful and, therefore, provides significant incentives to management to devote the effort called for by the Company's strategy. The Committee believes that executives' interests are directly tied to enhanced stockholder value. Thus, stock options are used to provide the executive management team with a strong incentive to perform in a manner that will benefit the long-term success of the Company and its stockholders.

     Other Benefits. The Company makes available health care benefits and a 401(k) plan for executive officers on terms generally available to all Company employees. The Committee believes that such benefits are comparable to those offered by other companies of similar size. The amount of perquisites, as determined in accordance with the rules of the Commission relating to executive compensation, did not exceed $50,000 or 10% of the salary of any executive officer in the last fiscal year.

     Chief Executive Officer Compensation. Mr. Hillas served as the Company's President and Chief Executive Officer during 2001. His compensation was paid by the Company pursuant to the terms and conditions of his employment agreement with the Company. See "Executive Compensation" and "Employment and Noncompetition Agreements" for a description of Mr. Hillas' compensation.

                    The Executive Compensation and Stock Option
                    Committee of the Board of Directors
                    William R. Cook, Robert F. Johnston and Peter J. Neff

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors consists of three directors, all of whom are independent for the purposes of the National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the Board of Directors. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee has reviewed with Ernst & Young LLP, the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, and not just the acceptability, of the Company's accounting principles and has discussed with Ernst & Young LLP such other matters as are required to be discussed by Statement on Auditing Standards No. 61, which includes, among other things, matters related to the conduct of the audit of the Company's financial statements. In addition, the Committee has discussed with Ernst & Young LLP its independence from management and the Company, and has received the written disclosures and letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1.

     The Committee discussed with the Company's management and Ernst & Young LLP the overall scope and plans for their respective audit. The Committee meets with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held six meetings during fiscal year 2001.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors.

                  The Audit Committee of the Board of Directors
                  William R. Cook, Dr. Robert W. Dunlap and Peter J. Neff

                             STOCK PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total stockholder return of the Company's Common Stock, the Nasdaq Stock Market Index and a peer group index constructed by the Company for the five year period ended December 31, 2001. The peer group index consists of URS Corp., Versar Inc. and Osmonics Inc., each of which is involved in one or more aspects of remediation services or water treatment systems or services. URS Corp replaces Roy F. Weston Inc. and EA Engineering, Science and Technology, Inc., both of which were included in the in the peer group index in 2000. Roy F. Weston Inc. became a privately held company during 2001 while EA Engineering, Science and Technology, Inc. was purchased by another entity in 2001. The graph assumes $100 invested on December 31, 1996 in Envirogen and each of the other two indices.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                Value of Investment of $100 on December 31, 1996

                                    [GRAPH]

        Comparison of Cumulative Total Return among Envirogen, Inc., the
                Nasdaq Stock Market Index and a Peer Group Index

                                           12/96    12/97    12/98    12/99   12/00    12/01
                                           -----    -----    -----    -----   -----    -----
Envirogen, Inc.                            $100      $ 44     $  7     $  8    $  5     $  6
Nasdaq Stock Market Index (1)              $100      $122     $170     $315    $191     $151
Peer Group Index (2)                       $100      $ 82     $ 60     $ 61    $ 44     $ 87

_____________________
(1) The Company selected the Nasdaq Stock Market Index because the Company's shares are traded on the Nasdaq SmallCap Market, and it is a readily available common index.
(2) The Peer Group Index was created by aggregating share prices for all companies included in the group, weighted according to their respective stock market capitalization.

     Employment and Noncompetition Agreements

     In April 1998, Robert S. Hillas entered into an employment agreement with the Company providing for his employment as Chairman, President and Chief Executive Officer effective April 20, 1998. The employment agreement is for an initial term of three years with automatic renewals for successive one-year terms unless either party provides notice of non-renewal at least three months prior to the then-current expiration date. Under the agreement Mr. Hillas was to receive, initially, an annual salary of $250,000, subject to such increases, if any, as may be approved by the Board of Directors. He will be eligible to receive annual incentive bonuses based upon corporate and individual performance goals fixed by the Board of Directors and grants of stock options under such stock option plans of the Company as are in effect from time to time, in such amounts and on such terms as the Executive Compensation and Stock Option Committee may determine. Mr. Hillas received upon commencement of his employment an option under the 1990 Plan to purchase 83,334 shares of the Company's Common Stock, initially exercisable in equal increments on each of the first five anniversaries of the grant date. Mr. Hillas purchased an additional 83,334 shares of Common Stock from the Company at $7.50 per share in April 1998, and the Company granted Mr. Hillas certain registration rights with respect to such shares. If Mr. Hillas' employment is terminated prior to the expiration date due to disability, or by the Company without cause (as defined), or by Mr. Hillas with good reason (as defined), including without limitation an election to terminate employment within six months following a change in control (as defined), or if the Company elects not to renew his employment after the expiration date, the Company is obligated to continue to pay salary and provide fringe benefits for 12 months following termination (provided that if he terminates his employment for good reason due to his good faith determination within six months following a change in control that he has been assigned, without his prior written consent, duties or responsibilities inconsistent with his positions, duties, responsibilities and status immediately prior to the change in control, such amounts shall be paid for an additional 12 months so long as he is unable to obtain satisfactory full-time employment, provided he continuously and diligently seeks the same) and to pay a prorated portion of any bonus that would have been paid to him for the year in which such termination occurs. If his employment is terminated by the Company without cause or by Mr. Hillas with good reason, all options held by Mr. Hillas which would vest in such 12-month period will become exercisable on the date of termination. During the term of his employment, Mr. Hillas may not, directly or indirectly, participate in the United States, Canada or any other jurisdiction in which the Company has derived at least $250,000 in revenues during the period the employment agreement was in effect, in any business or enterprise which is directly competitive with any principal line of business of the Company or any of its subsidiaries or affiliates, nor may Mr. Hillas induce any customers or employees of the Company to take actions disadvantageous to the Company for two years after termination of employment.

     The Company has a noncompetition agreement with Mr. Enegess, which provides a one-year covenant not to compete following termination of employment; provided, however, that if employment is terminated by the Company without cause and the Company elects not to pay an amount equal to his annual salary for such one-year period, then there is no such post-termination covenant.

Principal Stockholders

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 22, 2002 by (a) each stockholder known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of more than 5% of the Common Stock, based upon Company records or Securities and Exchange Commission filings, (b) each director of the Company, (c) each of the Named Officers and (d) all executive officers and directors of the Company as a group. Each of the stockholders named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated.

                                                                                 Shares Owned
                                                                         ----------------------------
                Name of Beneficial Owner                                   Number             Percent
                ------------------------                                   ------             -------
                Warburg, Pincus Ventures, L.P.                           1,015,873/(1)/         25.5%
                   466 Lexington Avenue
                   New York, NY 10017-3147

                Robert S. Hillas, Director and Named Officer               216,956/(2)/          5.3

                Richard W. Schowengerdt, Named Officer                     184,304/(3)/          4.6

                William C. Smith, Director                                 176,438/(4)/          4.4

                Robert F. Johnston, Director                                79,678/(5)/          2.0

                David N. Enegess, Named Officer                             21,298/(6)/            *

                Mark J. Maten, Named Officer                                17,200/(7)/            *

                William R. Cook, Director                                   10,848/(8)/            *

                Peter J. Neff, Director                                      7,115/(9)/            *

                Stewart H. Abrams, Named Officer                             6,997/(10)/           *

                Robert W. Dunlap, Director                                   1,500                 *

                All executive officers and directors as a group            722,334/(11)/        17.4%
                   (ten  persons)

_______________________
     *  Less than 1%
(1) The sole general partner of Warburg, Pincus Ventures, L.P. ("Warburg") is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMW LLC"), manages Warburg. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMW LLC.
(2) Includes 82,834 shares issuable upon exercise of options that are currently exercisable.
(3) Includes 9,700 shares issuable upon exercise of options that are currently exercisable.
(4) Does not give effect to the transfer by Mr. Smith in March 1998 of 100,000 shares to a limited partnership of which Mr. Smith and his wife are the sole general partners and trusts for the benefit of his children are the sole limited partners. Includes 1,668 shares issuable upon exercise of options that are currently exercisable.
(5) Includes 4,170 shares issuable upon exercise of options that are currently exercisable.
(6) Includes 18,481 shares issuable upon exercise of options that are currently exercisable.
(7) Includes 17,200 shares issuable upon exercise of options that are currently exercisable.
(8) Includes 848 shares issuable upon exercise of options that are currently exercisable.
(9) Includes 6,531 shares issuable upon exercise of options that are currently exercisable.
(10) Includes 6,997 shares issuable upon exercise of options that are currently exercisable.
(11) See Notes 2 through 10 above.

Certain Transactions

     In April 1998, Robert S. Hillas, the Company's Chairman, President and Chief Executive Officer, purchased 83,334 shares of Common Stock from the Company at $7.50 per share in connection with the execution of his employment agreement. In December 1998, the Company filed a Registration Statement on Form S-3 with the Commission registering the sale of such shares of Common Stock, which Registration Statement was declared effective in July 1999. Mr. Hillas has not sold any of the shares covered by such Registration Statement.

Stockholder Proposals

     The deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company's proxy statement and form of proxy for the 2003 Annual Meeting of Stockholders (the "Annual Meeting") is December 9, 2002. The date after which notice of a stockholder proposal submitted outside of the process of Rule 14a-8 of the Exchange Act is considered untimely is February 22, 2003. If notice of a stockholder proposal submitted outside of the process of Rule 14a-8 of the Exchange Act is received by the Company after February 22, 2003, then the Company's proxy for the Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the Annual Meeting.

Miscellaneous

     A copy of the Company's 2001 Annual Report to Stockholders is being mailed simultaneously herewith to stockholders but is not to be regarded as proxy solicitation material.

     The Company, upon request, will furnish to record and beneficial holders of its Common Stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal 2001. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to Investor Relations, at the offices of the Company set forth on page one of this Proxy Statement.

                                             By order of the Board of Directors,

                                             /s/ Morgan R. Jones

                                             Morgan R. Jones, Secretary
April 8, 2002

                                   APPENDIX A

                                 ENVIROGEN, INC.

                         2000 INCENTIVE STOCK OPTION AND
                         NON-QUALIFIED STOCK OPTION PLAN
                         -------------------------------

         1.   PURPOSE. The Plan is intended to provide a means whereby
              -------
Envirogen, Inc. (the "Company") may, through the grant of incentive stock options ("ISOs") to purchase common stock of the Company ("Common Stock") to officers and other key employees ("Key Employees") and through the grant of nonqualified stock options ("NQSOs" and, collectively with ISOs, "Options") to Key Employees, directors, scientific advisory board members and consultants (together with Key Employees, "Optionees"), attract and retain such Key Employees and other Optionees and motivate such Key Employees and other Optionees to exercise their best efforts on behalf of the Company and of any related corporation ("Related Corporation").

         For purposes of the Plan, a Related Corporation of the Company shall mean either a corporate subsidiary of the Company, as defined in section 424(f) of the Internal Revenue Code of 1986, as amended ("Code"), or the corporate parent of the Company, as defined in section 424(e) of the Code. Further, as used in the Plan, (a) the term "incentive stock option" shall mean an option which, at the time such option is granted under the Plan, qualifies as an ISO within the meaning of section 422 of the Code and is designated as an ISO in the Option Agreement (as hereinafter defined); and (b) the term "nonqualified stock option" shall mean an option which, at the time such option is granted, does not qualify as an ISO and/or is designated as an NQSO in the Option Agreement.

         2.   ADMINISTRATION.  The Plan shall be administered by the Company's
              --------------
Stock Option Committee ("Committee"), which shall consist of not less than three
(3) non-employee directors (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor thereto) who are also outside directors (within the meaning of Treas. Reg. ss.1.162-27(e)(3), or any successor thereto) of the Company who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors ("Board"). Each member of such Committee, while serving as such, shall be deemed to be acting in his capacity as a director of the Company.

         The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees and other Optionees to be granted ISOs and NQSOs under the Plan, to grant options on behalf of the Company and to set the date of grant and the other terms of such Options. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

         3.   ELIGIBILITY. The class of employees who shall be eligible to
              -----------
receive ISOs under the Plan and the class of persons who shall be eligible to receive NQSOs under the Plan shall be, respectively, the Key Employees of the Company and/or a Related Corporation and the other Optionees employed by or otherwise associated with the Company and/or of a Related Corporation. More than one Option may be granted to an Optionee under the Plan.

         4.   STOCK. If the amendment is approved, options may be granted under
              -----
the Plan to purchase up to a maximum of seven hundred thousand (700,000) shares of the Company's Common Stock, par value $.01 per share, subject to adjustment as hereinafter provided; provided, however that no optionee may be granted Options in one calendar year with respect to more than one third of the total number of shares of the Company's Common Stock reserved for issuance pursuant to the Plan. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

         If any Option granted under the Plan expires or otherwise terminates for any reason whatever (including, without limitation, the Optionee's surrender thereof) without having been exercised, the shares subject to the unexercised portion of such Option shall continue to be available for the granting of Options under the Plan as fully as if such shares had never been subject to an Option; provided, however, that (a) if an Option is cancelled, the cancelled Option is counted against the maximum number of shares for which Options may be granted to a Key Employee, and (b) if the Option price is reduced after the date of grant, the transaction is treated as a cancellation of an Option and the grant of a new Option for purposes of counting the maximum number of shares for which Options may be granted to a Key Employee.

         5.   GRANTING OF OPTIONS. From time to time until the expiration or
              -------------------
earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Optionees under the Plan such Options as it determines are warranted; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem. The granting of an Option under the Plan shall not be deemed either to entitle the Optionee to, or to disqualify the Optionee from, any participation in any other grant of Options under the Plan. In making any determination as to whether an Optionee shall be granted an Option and as to the number of shares to be covered by such Option, the Committee shall take into account the duties of the Optionee, his present and potential contributions to the success of the Company or a Related Corporation, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

         6.   ANNUAL LIMIT.
              ------------

              a.   ISOs.
                   ----

              The aggregate fair market value (determined as of the time the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under this Plan and any other ISO plan of the Company or a Related Corporation) shall not exceed one hundred thousand dollars ($100,000).

              b.   NQSOs.
                   -----

              The annual limits set forth above for ISOs shall not apply to NQSOs.

         7.   TERMS AND CONDITIONS OF OPTIONS. The Options granted pursuant to
              -------------------------------
the Plan shall expressly specify whether they are ISOs or NQSOs. In addition, the Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan and, for ISOs granted under this Plan, the provisions of section 422(b) of the Code, as the Committee shall deem desirable:

              a.   Number of Shares.
                   ----------------

              A statement of the number of shares to which the Option pertains.

              b.   Price.
                   -----

              A statement of the Option price which shall be determined and fixed by the Committee in its discretion but, in the case of an ISO, shall not be less than the higher of one hundred percent (100%) (one hundred ten percent (110%) in the case of more than ten percent (10%) stockholders as discussed in
(j) below) of the fair market value of the optioned shares of Common Stock, or the par value thereof, on the date the ISO is granted and, in the case of an NQSO, shall not be less than the higher of seventy-five percent (75%) of the fair market value of the optioned shares of Common Stock, or the par value thereof, on the date the NQSO is granted.

              The fair market value of the optioned shares of Common Stock shall be arrived at by a good faith determination of the Committee and shall be
(i) the mean between the highest and lowest quoted selling price, if there is a market for the Common Stock on a registered securities exchange or in an over the counter market, on the date of grant, or (ii) the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant, or (iii) the means between the bid and asked prices, as reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant, or (iv) such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee. Where the fair market value of the optioned shares of Common Stock is determined under (ii) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant is to be weighted inversely by the respective numbers of trading days between the date of grant and such sales dates, in accordance with Treas. Reg.ss.20.2031-2(b)(1).

         c.   Term

              Subject to earlier termination as provided in Subsections (e),
(f), (g) and (j) below and in Section 9 hereof, the term of each Option shall be not more than ten (10) years (five (5) years in the case of ISOs granted to more than ten percent (10%) stockholders as discussed in (j) below) from the date of grant.

         d.   Exercise.
              --------

              Options shall be exercisable in such installments and on such dates as the Committee may specify, provided that (i) unless approved by the Stock Option Committee, in no event shall any Option become exercisable at a rate in excess of 20% per annum from the date of grant (except that all outstanding Options shall be immediately exercisable in the case of merger, consolidation, or other business combination involving the sale or transfer of all (or substantially all) of the assets of the Company, or other business combination involving the sale or transfer of all (or substantially all) of the capital stock of the Company in which the Company is not the surviving entity, or, if it is the surviving entity, either (a) does not survive as an operating ongoing concern in substantially the same line of business, or (b) is controlled by persons or entities previously unaffiliated with the Company), (ii) in the case of new Options granted to an Optionee in replacement for options (whether granted under the Plan or otherwise) held by the Optionee, the new Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the replaced options were exercisable, but not earlier than three (3) months from the date of grant of the new Options, and (iii) the Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable. Any Option shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

              The Option price shall be payable (i) in cash or its equivalent,
(ii) in the discretion of the Committee, in Company Common Stock previously acquired by the Optionee, provided that if such shares of Common Stock were acquired through exercise of an ISO and are used to pay the Option price of an ISO, such shares have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or if such shares of Common Stock were acquired through exercise of an NQSO or of an option under a similar plan, such shares have been held by the Optionee for a period of more than one (1) year on the date of exercise, (iii) in the discretion of the Committee, in any combination of (i) and (ii) above, or
(iv) in the discretion of the Committee, by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option, provided that the payment procedure specified in this clause (iv) shall not be available if such payment procedure would result in a violation of section 16(b) of the Exchange Act.

              In the event such Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the "fair market value" on the date of tender, as such "fair market value" is determined in Subsection (b) above, of the Common Stock so tendered in payment of such Option price.

              e.   Termination of Employment.
                   -------------------------

              If an Optionee's employment by the Company (and Related Corporations) is terminated by either party prior to the expiration date fixed for this Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such option, or (ii) 30 days after the date of the Optionee's termination of employment, or (iii) an accelerated termination date of the option determined by the Committee, in its discretion, except that such accelerated termination date shall not be earlier than the date of the Optionee's termination of employment.

                  For purposes of this Plan, in the case of an Optionee who is a director or a scientific advisory board member of the Company or a Related Corporation but who is not an employee of the Company or a Related Corporation, such Optionee's "employment" with the Company and all related Corporations shall be deemed to terminate when such Optionee ceases to be a director or a scientific board member of the Company and all Related Corporations, and is no longer providing ongoing consulting or advisory services to the Company and all Related Corporations. For purposes of this Plan, in the case of an Optionee who is a consultant to the Company or a Related Corporation, such Optionee's "employment" with the Company and all Related Corporations shall be deemed to terminate when such Optionee is no longer providing ongoing consulting or advisory services to the Company and all Related Corporations.

                  f.   Exercise upon Disability of Optionee.
                       ------------------------------------

                  If an Optionee shall become disabled (within the meaning of section 22(e)(3) of the Code) during his employment and, prior to the expiration date fixed for his Option, his employment is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) an accelerated termination date determined by the Committee, in its discretion, except that such accelerated termination date shall not be earlier than the date of the Optionee's termination of employment by reason of disability, and in the case of ISOs, such date shall not be later than one (1) year after such termination of employment. In the event of the Optionee's legal disability, such Option may be so exercised by the Optionee's legal representative.

                  g.   Exercise upon Death of Optionee.
                       -------------------------------

                  If an Optionee shall die during his employment and prior to the expiration date fixed for his Option, or if an Optionee whose employment is terminated by reason of Optionee's disability (as described in Subsection (f) above) shall die following his termination of employment but prior to the earliest of (i) the expiration date fixed for his Option, or (ii) the expiration of the period determined under Subsection (f) above, or (iii) in the case of an ISO, three (3) months following termination of employment, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, or to any greater extent permitted by the Committee, by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Optionee, at any time prior to the earlier of (i) the expiration date specified in such Option or (ii) an accelerated termination date determined by the Committee, in its discretion, except that such accelerated termination date shall not be later than one (1) year after the date of death.

                  h.   Non-Transferability.
                       -------------------

                  No Option shall be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, the Option shall be exercisable only by him or by his guardian or legal representative. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

                  i.   Rights as a Stockholder.
                       -----------------------

                  An Optionee shall have no rights as a stockholder with respect to any shares covered by his Option until the issuance of a stock certificate to him for such shares.

                  j.   Ten Percent Stockholder.
                       -----------------------

                  If the Key Employee owns more than ten percent (10%) of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to him, the Option price for the ISO shall be not less than one hundred ten percent (110%) of the fair market value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five
(5) years from the date the ISO is granted. The conditions set forth in this Subsection (j) shall not apply to NQSOs.

                  k.   Listing and Restriction of Shares.
                       ---------------------------------

                  Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualifications of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, or that action by the Company or by the Optionee should be taken in order to obtain an exemption for any such requirement, no such Option may be exercised, in whole or in part, unless and until such action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Optionee or his legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

                  l.   Withholding and Use of Shares to Satisfy Tax Obligations.
                       --------------------------------------------------------

                  The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

                  If the exercise of any Option is subject to the withholding requirements of applicable federal tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the Optionee to satisfy the federal withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their fair market value on the date the amount of tax required to be withheld is determined (the "Determination Date"). Such election must be made in compliance with and subject to the Withholding Rules, and the Company may not withhold shares in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. In the event shares of Common Stock acquired under the exercise of an ISO are used to satisfy such withholding requirement, such shares of Common Stock must have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the Determination Date. In the event shares of Common Stock acquired through exercise of an NQSO or of an option under a similar plan are used to satisfy such withholding requirements, such shares must have been held by the Optionee for a period of more than one (1) year on the Determination Date.

             7.   OPTION INSTRUMENTS - OTHER PROVISIONS. Options granted under
                  -------------------------------------
the Plan shall be evidenced by written documents ("Option Agreements") in such form as the Committee shall, from time to time, approve, which Option Agreements shall contain such provisions, not inconsistent with the provisions of the Plan for NQSOs granted pursuant to the Plan, and such conditions, not inconsistent with the provisions of the Plan and section 422(b) of the Code for ISOs granted pursuant to the Plan, as the Committee shall deem advisable, and which Option Agreements shall specify whether the Option is an ISO or NQSO. Each Optionee shall enter into, and be bound by, such Option Agreements, as soon as practicable after the grant of an Option.

             8.   CAPITAL ADJUSTMENTS. The number of shares which may be issued
                  -------------------
under the Plan, as stated in Section 4 hereof, and the maximum number of shares with respect to which options may be granted to any Key Employee under the Plan as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options), shall, subject to the provisions of section 424(a) of the Code, be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

             9.   AMENDMENT OR DISCONTINUANCE OF THE PLAN.
                  ---------------------------------------

             (a)  General. The Board from time to time may suspend or
                  -------
discontinue the Plan or amend it in any respect whatsoever, except that the following amendments shall require stockholder approval (given in the manner set forth in Section 10(b) below):

                  (i) With respect to ISOs, any amendment which would: (A) change the class of employees eligible to participate in the Plan,
             (B) except as permitted under Section 9 hereof, increase the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan, or (C) extend the duration of the Plan under Section 15 hereof with respect to any ISOs granted hereunder; and

                  (ii) With respect to Options, any amendment which would require stockholder approval pursuant to Treas. Reg.ss.1.162-27(e)
            (4)(vi) or any successor thereto.

Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

            (b)   Stockholder Approval Requirements. The approval of
                  ---------------------------------
stockholders must comply with all applicable provisions of the corporate charter, bylaws, and applicable state law prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of stockholder approval in such case, the approval of stockholders must be effected:

                          (i) By a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring stockholder approval (i.e., an action on
                                                         ---
                  which stockholders would be entitled to vote if the action were taken at a duly held stockholders' meeting); or

                          (ii) By a majority of the votes cast at a duly held
                  stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the plan.

            10.   RIGHTS. Neither the adoption of the Plan nor any action of the
                  ------
Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his rights shall be only such as are provided by the Option Agreement.

            Any Option under the Plan shall not entitle the holder thereof to any rights as a stockholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or the Option Agreement with an Optionee, the Company shall have the right, in its discretion, to retire an Optionee at any time in accordance with its policies or otherwise to terminate his employment at any time in accordance with its policies for any reason whatsoever.

            11.   APPLICATION OF FUNDS. The proceeds received by the Company
                  --------------------
from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option to purchase Common Stock shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option to purchase Common Stock shall become treasury stock.

            12.   EFFECTIVE DATE.  This Plan became effective on May 15, 2000
                  --------------
(the date the Plan was approved by the stockholders).

            13.   NO OBLIGATION TO EXERCISE OPTION.  The granting of an Option
                  ---------------------------------
shall impose no obligation upon an Optionee to  exercise such Option.

            14.   TERMINATION OF THE PLAN. Unless earlier terminated as provided
                  -----------------------
in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on February 28, 2010, which date is within ten (10) years after the date the Plan was adopted by the Board, and no Options hereunder shall be granted thereafter. Nothing contained in this Section 15, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on February 28, 2010, which by their terms extend beyond such date.

            15.   GOVERNING LAW. With respect to any ISOs granted pursuant to
                  -------------
the Plan and the Option Agreements thereunder, the Plan, such Option Agreements and any ISOs granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Optionees under, the Plan, the Option Agreements and any Options granted thereunder.

                                ENVIROGEN, INC.
                             4100 QUAKERBRIDGE ROAD
                        LAWRENCEVILLE, NEW JERSEY 08648

        PROXY - Annual Meeting of Stockholders - Thursday, May 23, 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert S. Hillas and Mark J. Maten as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Envirogen, Inc. (the "Company") held of record by the undersigned on April 5, 2002 at the Annual Meeting of Stockholders to be held on Thursday, May 23, 2002 or at any adjournment or postponement thereof.

                 (Continued, and to be signed, on Reverse Side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                                ENVIROGEN, INC.

                                  May 23, 2002

              \/ Please Detach and Mail in the Envelope Provided \/

A [X] Please mark your votes as in this example.



                                                       WITHHOLD
                  FOR all nominees                    AUTHORITY
                  listed (except as                  To vote for
                    marked to the                   all nominees
                   contrary below)                 listed at right

1. ELECTION OF          [ ]                              [ ]
   DIRECTORS.

Nominees: William R. Cook
          Robert W. Dunlap
          Robert S. Hillas
          Robert F. Johnston
          Peter J. Neff

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name below.)

                                                 FOR     AGAINST       ABSTAIN

2.   Proposal to ratify the appointment          [ ]       [ ]           [ ]
     of Ernst & Young LLP as the independent
     accountants for the Company for the year ending December 31, 2002.

3.   Proposal to increase number of shares       [ ]       [ ]           [ ]
     available to be issued under the
     Envirogen, Inc. 2000 Incentive Stock
     Option and Non-Qualified Stock Option Plan.


In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS UNDER PROPOSAL 1; FOR PROPOSAL 2; FOR PROPOSAL 3; AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE ___________________________________ DATE __________________

SIGNATURE ___________________________________ DATE __________________

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign with full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.